Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Jon A. Ramsey
Interim Chief Financial Officer of
Duckwall-ALCO Stores, Inc. and Subsidiaries

In connection with the Annual Report on Form 10-K of Duckwall-ALCO Stores, Inc. and Subsidiaries, a Kansas corporation (the “Company”), for the year ended February 3, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies pursuant to 18 U.S.C. Section 1350, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

   (a)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and;

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc.  and Subsidiaries and will be retained by Duckwall-ALCO Stores, Inc. and Subsidiaries and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  April 28, 2008
By: /s/ Jon A. Ramsey
       Jon A. Ramsey
       Interim Chief Financial Officer